UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2009

STONE TAN CHINA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52857	20-8387484
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1A, 11th Floor, Tower 1 China Hong Kong City 33 Canton Road Kowloon, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 852-27355493

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 6, 2009, Stone Tan China Acquisition Corp. (the “Company,” “we”, “us” or “our”), announced that it will be seeking stockholder approval to fund up to three separate newly-formed entities established under the laws of the People’s Republic of China (“PRC”) to operate in the non-bank financial services industry targeting the needs of small and medium sized enterprises. We have been granted licenses by the Chongqing government to operate a credit guaranty company, a financial leasing company and a small sum loan company.  Pursuant to such licenses and agreements with Chongqing State-Owned Assets Supervision and Administration Commission, a department of the Chongqing government and its subsidiary, Chongqing Yufu Assets Operation and Management Co., Ltd. (“Yufu”), a $6 billion asset management firm formed by the Chongqing government in 2004, we intend to make the following investments through Stone Tan China (Hong Kong) Company Limited, our wholly-owned subsidiary: $85 million for an approximately 85% interest in Chongqing Stone Tan Credit Guarantee Company (“CGC”); $60 million for a 95% interest in Chongqing Stone Tan Financial Leasing Co., Ltd. (“FLC”); and $60 million for a 100% interest in Chongqing Stone Tan Small Business Loans Company (“SLC” and together with CGC and FLC, the “PRC entities”).  Our minority joint venture partner in both CGC and FLC will be Yufu.  All necessary PRC approvals for the transaction have been received or are expected shortly.

The consummation of the proposed transaction is conditioned upon the approval by our stockholders of the terms of the transaction, as well their approval of an amendment to our certificate of incorporation to allow for the transaction, as described below under the heading “Initial Charter Amendment,” and certain other charter amendments to remove provisions applicable to a blank check company, as described below under the heading “Secondary Charter Amendment.” Consummation of the transaction is also conditioned upon the approval by our warrant holders of changes to the terms of our warrants, as described below under the heading “Warrant Amendment.”

If our stockholders approve the three proposals and our warrant holders approve the one proposal required to complete the proposed transaction and a minimum of $85 million of funds are available (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, redeeming stockholders, tax liabilities and purchases of IPO shares, if any) from the trust account and a possible private placement are available prior to October 15, 2009 (the date on which our corporate existence will cease if we fail to complete the transaction) we will use all of such funds to acquire our interest in CGC upon the initial closing. If at least $145 million of funds are available by such deadline, we will acquire our interests in both CGC and FLC. If at least $205 million of funds are available by such deadline, we will also acquire SLC. In the event the initial closing involves the funding of interests in less than all three of the PRC entities, we will continue our efforts to seek funding to enable us to complete the remaining investments within the time frames we have agreed to; however, it is possible that we will not be able to fund our interests in any additional entity following the initial closing.

Initial Charter Amendment

In the prospectus for our initial public offering (the “IPO”), we undertook to consummate an initial business combination in which we would acquire one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (primarily the amount in the trust account, net of deferred underwriting compensation) at the time of the transaction. In the proposed transaction, (i) none of the PRC entities in which we are seeking a controlling interest is an operating business and (ii) neither the individual nor the combined fair market value of the three entities on the date of the transaction will be at least 80% of our net assets. Accordingly, the proposed transaction does not satisfy the requirements set forth in our certificate of incorporation. However, we considered and analyzed numerous companies and acquisition opportunities in our search for an attractive business combination candidate, none of which were believed to be as attractive to public stockholders as the proposed transaction. Accordingly, we will seek stockholder approval to amend the terms of our certificate of incorporation to allow for the consummation of the proposed transaction.

Secondary Charter Amendment

Our certificate of incorporation currently provides that if we do not effect a business combination by October 15, 2009, our corporate existence will cease except for the purpose of winding up and liquidating. At the special meeting, stockholders will be asked to approve amendments to our certificate of incorporation: (i) to provide for our corporate existence to be perpetual and (ii) to remove the various provisions applicable only to ‘‘blank check’’ companies.

Warrant Amendment

In connection with the proposed transaction, we will also seek the approval from the holders of our warrants to amend the terms of the governing warrant agreement to (i) provide for the warrants to become exercisable commencing on the initial closing of the transaction; (ii) increase the exercise price of the warrants from $5.50 per share to $9.40 per share; and (iii) extend the expiration date of the warrants from October 15, 2011 to October 15, 2013. The approval of the warrant amendment proposal is a condition to the transaction being consummated and the amendments will be effective immediately upon the closing. Our founding stockholders have advised that they intend to vote in favor of the warrant amendment proposal at the special meeting.

Founding Stockholder Purchases

At the time of the IPO, our founding stockholders entered into an agreement with Morgan Joseph to purchase up to an aggregate of $10 million of our common stock in the open market commencing 10 business days after the date of our public announcement of the proposed transaction at a price per share not to exceed the per share amount held in the trust account on such date.  Their obligation to make such open market purchases will end on the business day immediately preceding the date of the special meeting. The founding stockholders agreed to vote any such shares purchased in the open market in favor of the acquisition.  As of today, the per share amount in the trust account is $7.99.

In the event $10 million of purchases cannot be completed through open market transactions, our founding stockholders have agreed to purchase from us, in a private placement to occur on the date of and immediately prior to the initial closing, units identical to the units sold in the IPO at a purchase price of $8.00 per unit until they have spent an aggregate of $10 million.

Proxy Statement

We are filing a proxy statement with the Securities and Exchange Commission, or SEC, in connection with the proposed transaction.  Stockholders and warrant holders of Stone Tan and other interested persons are advised to read, when available, the proxy statement in connection with our solicitation of proxies for the special meetings because it will contain important information. Such persons can also read our final prospectus, dated October 15, 2007, in connection with our IPO for a description of the security holdings of our officer and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to our stockholders and warrant holders, as the case may be, as of a record date to be established for voting on the proposed transaction.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by us with the SEC at its web site, www.sec.gov.  The proxy statement and such other documents may also be obtained for free from us by directing such request to our Chief Executive Officer, Suite 1A, 11th Floor, Tower 1,China Hong Kong City, 33 Canton Road, Kowloon, Hong Kong, telephone number 852-27355493.

The Company and its directors and executive officer, who are identified in the our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of our participants in the solicitation will be contained in the proxy statement relating to the transaction when it becomes available.

Item 9.01.  Financial Statements and Exhibits

(d)                             Exhibits:

Exhibit No.	Description

99.1	Press release dated August 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2009	STONE TAN CHINA ACQUISITION CORP.

	By:	/s/ Richard Tan
Name: Richard Tan
Title: Chief Executive Officer